                                                                    Exhibit g(2)

                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT, effective as of September 1, 2003, by and among
DOMINI INSTITUTIONAL TRUST, a Massachusetts business trust (the "Fund") and
INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company ("Investors
Bank").

         WHEREAS the Fund and Investors Bank entered into a Custody Agreement dated April 8, 1996, as amended from time to time (the "Custodian Agreement");
and

         WHEREAS, the Fund and Investors Bank desire to amend the Custodian
Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.
         ----------

         (a) Section 14(a) of the Custodian Agreement is hereby amended by deleting such Section 14(a) in its entirety and by inserting in lieu thereof, the following:

         "This Agreement shall remain in effect until July 31, 2008 (the
         "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive three-year terms (each a "Renewal
         Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than one-hundred-twenty (120) days prior to the expiration of the Initial Term of 5 years or any Renewal
         Term, as the case may be.

         Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal Term in the event the other party violates any material provision of this Agreement, provided that the non-violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within 90 days of receipt of such notice."

         b) The Agreement is amended by adding thereto, immediately following
Section 6.2 thereof, the following new Section 6.2A:

         "6.2A Corporate Action. If at any time the Bank is notified that an issuer of any Portfolio Security has taken or intends to take a corporate action (a "Corporate Action") that affects the rights, privileges, powers, preferences, qualifications or ownership of a
         Portfolio Security, including without limitation, liquidation, consolidation, merger, recapitalization, reorganization,
         reclassification, subdivision, combination, stock split or stock dividend, which Corporate Action requires an affirmative response or action on the part of the holder of such Portfolio Security (a
         "Response"), the Bank shall notify the Fund promptly of the Corporate
         Action, the Response required in connection with the Corporate Action and the Bank's deadline for receipt from the Fund of Proper
         Instructions regarding the Response (the "Response Deadline"). The Bank shall forward to the Fund via telecopier and/or overnight courier all notices, information statements or other materials relating to the
         Corporate Action promptly after receipt of such materials by the Bank.

                                    (a) The Bank shall act upon a required
                  Response only after receipt by the Bank of Proper Instructions from the Fund no later than 5:00 p.m. on the date specified as the Response Deadline and only if the Bank (or its agent or subcustodian hereunder) has actual possession of all necessary
                  Securities, consents and other materials no later than 5:00
                  p.m. on the date specified as the Response Deadline.

                                    (b) The Bank shall have no duty to act upon
                  a required Response if Proper Instructions relating to such
                  Response and all necessary Securities, consents and other
                  materials are not received by and in the possession of the
                  Bank no later than 5:00 p.m. on the date specified as the
                  Response Deadline. Notwithstanding, the Bank may, in its sole discretion, use its best efforts to act upon a Response for which Proper Instructions and/or necessary Securities,
                  consents or other materials are received by the Bank after
                  5:00 p.m. on the date specified as the Response Deadline, it being acknowledged and agreed by the parties that any
                  undertaking by the Bank to use its best efforts in such
                  circumstances shall in no way create any duty upon the Bank to complete such Response prior to its expiration.

                                    (c) In the event that the Fund notifies the
                  Bank of a Corporate Action requiring a Response and the Bank has received no other notice of such Corporate Action, the
                  Response Deadline shall be 48 hours prior to the Response
                  expiration time set by the depository processing such
                  Corporate Action.

                                    (d) In connection with any action to be
                  taken with respect to the Foreign Portfolio Securities held hereunder, including, without limitation, the exercise of any voting rights, subscription rights, redemption rights,
                  exchange rights, conversion rights or tender rights, or any other action in connection with any other right, interest or privilege with respect to such Securities (collectively, the
                  "Rights"), the Bank shall promptly transmit to the Fund such information in connection therewith as is made available to the Bank by the Eligible Foreign Custodian, and shall promptly forward to the applicable Eligible Foreign Custodian any
                  instructions, forms or certifications with respect to such
                  Rights, and any instructions relating to the actions to be taken in connection therewith, as the Bank shall receive from the Fund pursuant to Proper Instructions. Notwithstanding the foregoing, the Bank shall have no further duty or obligation with respect to such Rights, including, without limitation, the determination of whether the Fund is entitled to
                  participate in such Rights under applicable U.S. and foreign laws, or the determination of whether any action proposed to be taken with respect to such Rights by the Fund or by the applicable Eligible Foreign Custodian will comply with all applicable terms and conditions of any such Rights or any
                  applicable laws or regulations, or market practices within the market in which such action is to be taken or omitted.

2.       Miscellaneous.
         -------------

         (a)      Except as amended hereby, the Custodian Agreement shall remain in full force and effect.

                  [Remainder of Page Intentionally Left Blank]

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.

                                 INVESTORS BANK & TRUST COMPANY

                                 By:    /s/ Andrew M. Nesvet
                                        --------------------------------------

                                 Name:  Andrew M. Nesvet
                                        --------------------------------------

                                 Title: Managing Director
                                        --------------------------------------

                                 DOMINI INSTITUTIONAL TRUST

                                 By:    /s/ Carole M. Laible
                                        --------------------------------------

                                 Name:  Carole M. Laible
                                        --------------------------------------

                                 Title: Treasurer
                                        --------------------------------------